Exhibit 99
Titan International Announces Third Quarter 2016 Results

QUINCY, Ill--Titan International, Inc. (NYSE: TWI)
November 3, 2016

Contact: Todd Shoot, VP, Treasury & Investor Relations
todd.shoot@titan-intl.com; 217-221-4416

Third quarter highlights:

•	Sales for the third quarter of 2016 were $306.2 million, down 0.9 percent, compared to $308.8 million in the third quarter of 2015.

•	Gross profit for the third quarter of 2016 was $33.0 million, or 10.8 percent of net sales, compared to $26.2 million, or 8.5 percent of net sales, for the third quarter of 2015.

•	Loss from operations for the third quarter of 2016 was $8.3 million, or 2.7 percent of net sales, compared to loss of $14.5 million, or 4.7 percent of net sales, for the third quarter of 2015.

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Net loss applicable to common shareholders for the third quarter of 2016 was $11.3 million, compared to net loss of $42.5 million in the third quarter of 2015. Adjusted net loss for the third quarter of 2016 was $10.0 million, compared to net loss of $31.5 million in the third quarter of 2015 (see Appendix attached).

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Basic and diluted earnings per share for the third quarter 2016 and 2015 were $(0.21) and $(0.79), respectively. Adjusted basic and diluted earnings per share for the third quarter of 2016 and 2015 were $(0.18) and $(0.59), respectively (see Appendix attached).

Statement of Chief Executive Officer:
CEO and Chairman, Maurice Taylor, comments, "The numbers are in and I believe they show our business continues to bounce around the bottom of this four year down cycle. The downturn in our Ag business has stabilized. The third quarter sales were $306 million compared with $309 million in 2015, so if you factor in the decrease in pricing, they’re very close. Large Ag is still down while the lower horsepower tractors are up slightly.

"The Titan team has done a good job managing gross margin; 10.8 percent in third quarter 2016 versus 8.5 percent in third quarter 2015. Our SG&A as a percentage of sales remains higher than we would like. Management is focused on reducing expenses as well as increasing sales moving forward. I also believe that recent changes within our sales organization should improve this measure along with our cost reduction initiatives. Our cash balance increased during the quarter by more than $8 million. Our business in both Russia and Brazil has continued to strengthen. We believe our markets are holding and there should be a slight increase going forward.

"Discussions regarding the previously announced possible sale or other transaction involving ITM are continuing. We are also looking at the possible disposal of the Brownsville, Texas facility. The appraised values at Brownsville came in at the level we expected. We have received interest from others, but the two current renters have the first options to purchase this facility.

"Investment bankers visited the Titan Tire Reclamation Corp. (TTRC) site in October and we are waiting for their presentations concerning a potential sale of this operation. They were all impressed with the pollution free process TTRC uses to reclaim super giant tires. Each of these tires produce approximately 600 gallons of oil, 4,000 pounds of TVR carbon residue, and 2,000 pounds of steel.

"The really big news, we sent out in a recent press release dated October 21, 2016. It explained the test results from a Missouri farm using Goodyear LSW Super Single tires. In short, the LSW tires increased the yield on the corn tested in Missouri by approximately three percent per acre and soybeans by a similar amount. These results are huge and we believe this will drive further adoption of the LSW technology as farmers prepare for the upcoming planting season. We are continuing to move ahead with increased production capabilities of our LSW product. We expect the sale of LSW assemblies to continue to grow each year at an accelerated pace. To this point, the growth has been steady, but hopefully we are getting ready for a bigger jump after

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these test results in Missouri. I believe every farm with 1,000 or more acres should change to LSW as fast as possible because there is more money to be made.

"Titan is currently in negotiations with the United Steelworkers Union with the current agreement set to expire November 16, 2016. The Union knows the last three to four years have been rough in the farm/OTR tire business. Titan president, Paul Reitz, is leading the Titan bargaining group. I believe they will reach a fair deal for both parties. I have stated to the Union representatives that this would be my last bargaining contract.

"If this next quarter ends up close to last year, then I believe it shows we’ve made it through the cycle. I’ve talked to a lot of dealers and farmers during this past quarter. I hear more and more of them with a positive outlook which is what it will take to move our business forward. I’m looking forward to Titan being stronger than ever as we start our climb back up."

Financial summary:

Net Sales: Net sales for the quarter ended September 30, 2016, were $306.2 million compared to $308.8 million in 2015, a decrease of 1 percent. The slight decrease in sales was driven by changes in price/mix. Sales volume was slightly higher in the earthmoving/construction segment offset by lower volumes in both the agricultural and consumer segments, with currency translation having virtually no effect.

Net sales for the nine months ended September 30, 2016, were $958.2 million compared to $1,087.0 million in 2015, a decrease of 12 percent. Overall sales experienced reductions in volume of 5 percent and price/mix of 4 percent as the agricultural and consumer segments continue to see lower volume sales compared to prior year. Unfavorable currency translation affected sales by 3 percent.

Gross profit: Gross profit for the third quarter of 2016 was $33.0 million, or 10.8 percent of net sales, compared to $26.2 million, or 8.5 percent of net sales, for the third quarter of 2015. Despite the continued economic stress on business, gross profit margins increased as there is a continued focus on improving production efficiency, rationalizing expenditures, finding lower cost material, improving quality, and optimizing prices.

Gross profit for the first nine months of 2016 was $109.9 million, or 11.5 percent of net sales, compared to $120.0 million, or 11.0 percent of net sales, in 2015. Gross profit margins continue to remain around 11 percent as there is a continued focus on improving production efficiency, rationalizing expenditures, finding lower cost material, improving quality, and optimizing prices.

Selling, general and administrative expenses: Selling, general and administrative (SG&A) expenses for the third quarter of 2016 were $36.3 million, or 11.9 percent of net sales, compared to $35.5 million, or 11.5 percent of net sales, for 2015. SG&A expenses for the nine months ended September 30, 2016, were $107.7 million, or 11.2 percent of net sales, compared to $109.0 million, or 10.0 percent of net sales, for 2015.

Loss from operations: Loss from operations for the third quarter of 2016 was $8.3 million, or 2.7 percent of net sales, compared to loss of $14.5 million, or 4.7 percent of net sales, in 2015. Loss from operations for the nine months ended September 30, 2016, was $12.3 million, or 1.3 percent of net sales, compared to loss from operations of $6.1 million, or 0.6 percent of net sales, in 2015.

Interest expense: Interest expense was $8.7 million and $8.3 million for the quarters ended September 30, 2016, and 2015, respectively. Interest expense was $25.2 million and $25.7 million for the nine months ended September 30, 2016, and 2015, respectively.

Earnings per share: For the quarters ended September 30, 2016 and 2015, basic and diluted earnings per share were $(0.21) and $(0.79), respectively. For the nine months ended September 30, 2016 and 2015, basic and diluted earnings per share were $(0.55) and $(0.67), respectively.

On an adjusted basis (see Appendix attached), basic and diluted earnings per share for the quarters ended September 30, 2016 and 2015 were $(0.18) and $(0.59), respectively. For the nine months ended September 30, 2016 and 2015, basic and diluted earnings per share were $(0.39) and $(0.50), respectively.

Capital expenditures: Titan’s capital expenditures were $12.8 million for the third quarter of 2016 and $12.7 million for the third quarter of 2015. Year-to-date expenditures were $30.8 million for 2016 compared to $35.2 million for 2015.

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Debt balance: Total long-term debt balance was $410.1 million at September 30, 2016, compared to $475.4 million at December 31, 2015. Short-term debt balance was $91.0 million at September 30, 2016, and $31.2 million at December 31, 2015. Net debt (debt less cash and cash equivalents) was $285.6 million at September 30, 2016, compared to $306.5 million at December 31, 2015.

Equity balance: The Company’s equity was $320.5 million at September 30, 2016, compared to $344.7 million at December 31, 2015.

Conference call:

Titan will be hosting a conference call and webcast for the third quarter earnings announcement at 9 a.m. Eastern Time on Thursday, November 3, 2016. To participate in the conference call, dial (888) 347-5307 five minutes prior to the scheduled time. International callers dial (412) 902-4283; Canada (855) 669-9657. The call will be webcast and can be accessed at www.titan-intl.com within the “Investor Relations” page under the “Webcasts & Events” section.

For those unable to participate in the call in real-time, the replay and transcript will be available within the “Investor Relations” page under the “Webcast & Events” section.

Safe harbor statement:
Certain statements and information in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “plan,” “would,” “could,” “outlook,” “potential,” “may,” “will” and other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. The matters discussed in these forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results and trends to differ materially from those made, projected, or implied in or by the forward-looking statements depending on a variety of uncertainties or other factors including, but not limited to, risk factors as detailed in Titan International, Inc.’s periodic filings with the Securities and Exchange Commission, including the annual report on Form 10-K for the year ended December 31, 2015. The company cautions that any forward-looking statements included in this press release are subject to a number of risks and uncertainties and the company undertakes no obligation to publicly update or revise any forward-looking statements.

Company description:
Titan International Inc. (NYSE: TWI), a holding company, owns subsidiaries that supply wheels, tires, assemblies and undercarriage product for off-highway equipment used in agricultural, earthmoving/construction and consumer applications.

Contact: Todd Shoot, Treasurer / VP, Investor Relations (217) 221-4416

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Titan International, Inc.
Consolidated Condensed Statements of Operations (Unaudited)
Amounts in thousands, except earnings per share data

	Three months ended		Nine months ended
	September 30,		September 30,
	2016	2015	2016	2015

Net sales	$306,195	$308,836	$958,203	$1,086,962
Cost of sales	273,219	282,683	848,264	966,962
Gross profit	32,976	26,153	109,939	120,000
Selling, general and administrative expenses	36,348	35,512	107,712	109,034
Research and development expenses	2,597	2,982	7,790	8,847
Royalty expense	2,285	2,121	6,688	8,241
Loss from operations	(8,254)	(14,462)	(12,251)	(6,122)
Interest expense	(8,714)	(8,289)	(25,208)	(25,687)
Foreign exchange gain (loss)	398	(15,333)	7,403	(5,720)
Other income	3,578	755	10,532	6,331
Loss before income taxes	(12,992)	(37,329)	(19,524)	(31,198)
Provision (benefit) for income taxes	(2,074)	283	2,578	3,194
Net loss	(10,918)	(37,612)	(22,102)	(34,392)
Net loss attributable to noncontrolling interests	(966)	(6,136)	(1,099)	(9,919)
Net loss attributable to Titan	(9,952)	(31,476)	(21,003)	(24,473)
Redemption value adjustment	(1,367)	(11,051)	(8,475)	(11,401)
Net loss applicable to common shareholders	$(11,319)	$(42,527)	$(29,478)	$(35,874)

Earnings per common share:
Basic	$(.21)	$(.79)	$(.55)	$(.67)
Diluted	$(.21)	$(.79)	$(.55)	$(.67)
Average common shares and equivalents outstanding:
Basic	53,946	53,707	53,895	53,685
Diluted	53,946	53,707	53,895	53,685

Dividends declared per common share:	$.005	$.005	$.015	$.015

Segment Information (Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2016	2015	2016	2015
Revenues from external customers
Agricultural	$138,568	$140,318	$438,108	$509,197
Earthmoving/construction	128,917	125,754	401,649	437,557
Consumer	38,710	42,764	118,446	140,208
	$306,195	$308,836	$958,203	$1,086,962

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Titan International, Inc.
Consolidated Condensed Balance Sheets
Amounts in thousands

	September 30,	December 31,
	2016	2015
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$215,509	$200,188
Accounts receivable, net	184,352	177,389
Inventories	278,083	269,791
Prepaid and other current assets	76,972	62,633
Total current assets	754,916	710,001
Property, plant and equipment, net	447,082	450,020
Deferred income taxes	7,424	5,967
Other assets	98,634	104,242
Total assets	$1,308,056	$1,270,230

Liabilities
Current liabilities
Short-term debt	$91,030	$31,222
Accounts payable	152,387	123,154
Other current liabilities	130,238	115,721
Total current liabilities	373,655	270,097
Long-term debt	410,089	475,443
Deferred income taxes	16,627	14,509
Other long-term liabilities	84,409	88,324
Total liabilities	884,780	848,373

Redeemable noncontrolling interest	102,793	77,174

Equity
Titan shareholders' equity
Common stock ($0.0001 par value, 120,000,000 shares authorized, 55,253,092 issued, 54,046,512 outstanding)	—	—
Additional paid-in capital	480,377	497,008
Retained earnings	27,524	49,297
Treasury stock (at cost, 1,206,580 and 1,339,583 shares, respectively)	(11,226)	(12,420)
Treasury stock reserved for deferred compensation	(1,075)	(1,075)
Accumulated other comprehensive loss	(171,532)	(187,751)
Total Titan shareholders’ equity	324,068	345,059
Noncontrolling interests	(3,585)	(376)
Total equity	320,483	344,683
Total liabilities and equity	$1,308,056	$1,270,230

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Appendix
Titan International, Inc.
Supplemental Consolidated Statement of Income Information
Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited)
Amounts in thousands, except earnings per share data

The company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). This supplemental schedule provides adjusted non-GAAP financial information and a quantitative reconciliation of the difference between non-GAAP financial measure and the financial measure calculated and reported in accordance with GAAP.

The SEC’s Regulation G applies to any public disclosure or release of material information that includes a non-GAAP financial measure. The non-GAAP financial measure should be considered supplemental to, not a substitute for, the financial measures calculated in accordance with GAAP. It has limitations in that it does not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, this measure may not be comparable to non-GAAP financial measures reported by other companies.

The non-GAAP financial measure of adjusted net income assists investors with analyzing our business results as well as with predicting future performance. In addition, this non-GAAP financial measure is reviewed by management in order to evaluate the financial performance of each segment as well as the company as a whole. We believe that the presentation of this non-GAAP financial measure will permit investors to assess the performance of the company on the same basis as management.

As a result, one should not consider this measure in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

The table below provides a reconciliation of the non-GAAP financial measures with the most directly comparable GAAP financial measures for September 30, 2016.

	Three months ended		Nine months ended
	September 30,		September 30,
	2016	2015	2016	2015

Net loss applicable to common shareholders	$(11,319)	$(42,527)	$(29,478)	$(35,874)
Remove redemption value adjustment	(1,367)	(11,051)	(8,475)	(11,401)

Adjustments:
Subsidiary currency correction	—	—	—	(3,058)
Italy restructuring	—	—	—	499

Adjusted net loss attributable to Titan	$(9,952)	$(31,476)	$(21,003)	$(27,032)

Adjusted earnings per share - Basic	$(0.18)	$(0.59)	$(0.39)	$(0.50)
Average shares outstanding - Basic	53,946	53,707	53,895	53,685

Adjusted earnings per share - Diluted	$(0.18)	$(0.59)	$(0.39)	$(0.50)
Average shares outstanding - Diluted	53,946	53,707	53,895	53,685

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